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                                                                    EXHIBIT 8(b)

                                     FORM OF
                               AMENDED APPENDIX 2
                             TO CUSTODIAN AGREEMENT

                                 CLIENT ACCOUNTS


Account Name                                   Account Number   Account Mnemonic
------------                                   --------------   ----------------
1. Schwab International Index Fund             000-42986              SIIF


2. Schwab Small-Cap Index Fund                 000-43001              SCIF


3. Schwab Asset Director - High Growth         000-42988              ADHG
   Fund

4. Schwab Asset Director - Balanced            000-42989              ADBG
   Growth Fund

5. Schwab Asset Director - Conservative        000-42990              ADCG
   Growth Fund

6. Schwab OneSource Portfolios -               000-42992              SOPI
   International

7. Schwab OneSource Portfolios -               000-42993              SOPG
   Growth Allocation

8. Schwab OneSource Portfolios -               000-42994              SOPB
   Balanced Allocation

9. Schwab OneSource Portfolios-Small Company   [       ]              [   ]